UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019 (January 17, 2019)

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

237 West 35th Street, Suite 806 New York, NY (Address of principal executive offices)	10001 (Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On January 24, 2019, FTE Networks, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the appointment of Anthony Sirotka as the Company’s Interim Chief Executive Officer. Compensation arrangements for Mr. Sirotka and amendments to his employment agreement to reflect the terms of service in his new role had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide a brief description of the amendment to the employment agreement entered into with Mr. Sirotka on March 29, 2019, in connection with his appointment as Interim Chief Executive Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 19, 2019, the Board of Directors of the Company appointed Anthony Sirokta, age 53, to serve as Interim Chief Executive Officer. Mr. Sirotka brings more than 20 years of experience in the telecommunications and construction industry. Prior to joining the Company, Mr. Sirotka was Principal of LQ Optics, a NYC based telecommunications infrastructure solution firm. Prior to that, Mr. Sirotka served as the Senior Northeast Program Manager with Level 3 Communications where he was responsible for more than $500 million of new construction in the northeast region. Mr. Sirotka holds a bachelor’s degree from New York Institute of Technology.

On March 29, 2019, the Company signed an Amendment to an Executive Employment Agreement (the “Sirotka Amendment”) with Anthony Sirotka in connection with Mr. Sirotka’s position as Interim Chief Executive Officer. The Sirotka Amendment amends the employment agreement between Mr. Sirotka and the Company dated May 1, 2015 (as previously amended). The principal terms of the Sirotka Amendment provide in relevant part for:

●	a three-year term of employment, beginning on March 1, 2019, unless extended or sooner terminated in accordance with its provisions;
●	an annual base salary of $350,000 and a minimum five percent (5%) salary increase each calendar year;
●	a minimum performance bonus equal to thirty percent (30%) of Mr. Sirotka’s base salary for each calendar year; and
●	a stock grant of 295,000 restricted shares of Company common stock under the Company’s 2017 Omnibus Incentive Plan.

The foregoing descriptions of the Sirotka Amendment is not complete and is qualified in its entirety by reference to the Sirotka Amendment, which is attached hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement effective as of March 1, 2019 by and between FTE Networks, Inc. and Anthony Sirotka.

10.2	Executive Employment Agreement between FTE Networks, Inc. and Anthony Sirotka dated May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Kirstin Gooldy
Kirstin Gooldy
Chief Compliance Officer

Date: April 5, 2019